Exhibit 10.2
                               ADDENDUM

to the Consulting Agreement made on January 1, 2006 between Gina D, Inc. (the Company) and Raven Moon Entertainment, Inc. (the Consultant)

For Good Consideration both parties agree as follows:

Paragraph 3A shall be changed as follows:
$1,080,000 shall be paid by the Company to the Consultant for services in 2007 and $1,080,000 shall be paid by the Company to the Consultant for services in 2008.

All other terms and conditions in the Agreement shall remain the same.

This is a complete understanding between the parties that cannot be changed except in writing by both parties executed under the laws of the State of Florida.